EXHIBIT 23.2

Consent of Independent Auditors

The Board of Directors

EXCO Resources Inc.:

We consent to the use of our report dated April 2, 2013 with respect to the statements of revenues and direct operating expenses of EXCO Resources, Inc.’s Certain Conventional Oil and Natural Gas Properties for the years ended December 31, 2012, 2011 and 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

February 27, 2014